Exhibit 21

SUBSIDIARIES OF HARTE-HANKS, INC.

As of December 31, 2010

Name of Entity	Jurisdiction of Organization	% Owned
Aberdeen Group, Inc.	Massachusetts	100%
Avellino Technologies, Inc.	Delaware	100%(1)
Global Address Inc.	Utah	100%(13)
Global Address Ltd	United Kingdom	100%(13)
Harte-Hanks CRM Services Belgium NV	Belgium	100%(2)
Harte-Hanks Data Services LLC	Maryland	100%
Harte-Hanks Data Technologies, Inc.	Delaware	100%
Harte-Hanks Direct, Inc.	New York	100%(10)
Harte-Hanks Direct Marketing/Baltimore, Inc.	Maryland	100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.	Ohio	100%
Harte-Hanks Direct Marketing/Dallas, Inc.	Delaware	100%(12)
Harte-Hanks Direct Marketing/Fullerton, Inc.	California	100%
Harte-Hanks Direct Marketing/Jacksonville, LLC	Delaware	100%(8)
Harte-Hanks Direct Marketing/Kansas City, LLC	Delaware	100%(7)
Harte-Hanks do Brazil Consultoria e Servicos Ltda.	Brazil	100%(5)
Harte-Hanks Flyer, Inc.	Delaware	100%
Harte-Hanks Global Address Limited	United Kingdom	100%(9)
Harte-Hanks Market Intelligence, Inc.	California	100%
Harte-Hanks Market Intelligence Espana LLC	Colorado	100%
Harte-Hanks Market Intelligence Europe B.V.	Netherlands	100%
Harte-Hanks Market Intelligence GmbH	Germany	100%(4)
Harte-Hanks Market Intelligence SAS	France	100%(4)
Harte-Hanks NDC, LLC	Delaware	100%
Harte-Hanks Philippines, Inc.	Philippines	100%
Harte-Hanks Print, Inc.	New Jersey	100%
Harte-Hanks Pty. Limited	Australia	100%(3)
Harte-Hanks Response Management/Austin, Inc.	Delaware	100%(12)
Harte-Hanks Response Management/Boston, Inc.	Massachusetts	100%
Harte-Hanks Shoppers, Inc.	California	100%
Harte-Hanks SRL	Romania	100%(9)
Harte-Hanks Stock Plan, Inc.	Delaware	100%
Harte-Hanks STS, Inc.	Delaware	100%
Harte-Hanks Teleservices, LLC	Delaware	100%(6)
Harte-Hanks Trillium Software Germany GmbH	Germany	100%(11)
Harte-Hanks Trillium UK Limited	United Kingdom	100%(9)
Harte-Hanks UK Limited	United Kingdom	100%(3)
HTS, Inc.	Connecticut	100%
Information Arts (UK) Limited	England and Wales	100%(9)
Mason Zimbler Limited	England and Wales	100%(9)
NSO, Inc.	Ohio	100%
Sales Support Services, Inc.	New Jersey	100%
Southern Comprint Co.	California	100%
S&D Marketing Limited	England and Wales	100%(14)

(1)	Owned by Harte-Hanks Trillium UK Limited
(2)	99.84% Owned by Harte-Hanks, Inc.
0.16% Owned by Harte-Hanks Direct, Inc.
(3)	Owned by Harte-Hanks Data Technologies, Inc.
(4)	Owned by Harte-Hanks Market Intelligence Europe B.V.
(5)	99.999% Owned by Harte-Hanks Data Technologies, Inc.
.001% Owned by Harte-Hanks Stock Plan, Inc.
(6)	Owned by Harte-Hanks Direct, Inc.
(7)	Owned by Sales Support Services, Inc.
(8)	Owned by Harte-Hanks Flyer, Inc.
(9)	Owned by Harte-Hanks UK Limited

(10)	Owned by Harte-Hanks Print, Inc.
(11)	Owned by Harte-Hanks Market Intelligence GmbH
(12)	Owned by Harte-Hanks Stock Plan, Inc.
(13)	Owned by Harte-Hanks Global Address Limited
(14)	Owned by Mason Zimbler Limited